Exhibit 99.1

SB Financial Group Announces Third Quarter 2025 Results

DEFIANCE, OH, October 30, 2025 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights compared to the third quarter of the prior year include:

●	GAAP net income and Diluted Earnings per Share (“DEPS”) were $4.0 million, or $0.64 per DEPS, well above the $2.4 million, or $0.35 per DEPS in the prior year quarter. Net Income, adjusted for Originated Mortgage Servicing Rights (“OMSR”), was $4.3 million, up 57.4 percent compared to $2.7 million for the prior-year period. Adjusted DEPS of $0.68 was also up 65.3 percent, from the prior year.

●	Net interest income of $12.3 million increased by 21.1 percent from $10.2 million reported in the prior-year quarter.

●	Loan growth of $80.6 million, or 7.8 percent from the prior-year quarter, with growth from the linked quarter of $15.8 million, or 1.4 percent. This marks six consecutive quarters of sequential loan growth. Loan growth adjusted for the Marblehead acquisition was $62.7 and $15.9 million, from the prior year and linked quarters, respectively.

●	Deposit growth of $103 million, or 8.9 percent from the prior-year quarter, with an increase from the linked quarter of $12.7 million, or 1.0 percent. Adjusted for the Marblehead acquisition, total deposits increased $52.1 million from the prior year.

●	Tangible book value (“TBV”) per share ended the quarter at $17.21 up $0.72 per share or 4.4 percent from the prior year quarter.

Nine months ended September 30, 2025 Highlights compared to the same period of the prior year:

●	Mortgage Banking Revenue increased to $5.1 million, up by 7.8 percent from $4.7 million.

●	Net interest income rose to $35.7 million, representing a year-over-year improvement of 23.1 percent from $29.0 million for the nine months ending September 30, 2024.

●	Total interest expense came in at $18.9 million, up slightly by 2.3 percent from $18.5 million in the prior year period.

Earnings Highlights

	Three Months Ended			Nine Months Ended
($ in thousands, except per share & ratios)	Sep. 2025	Sep. 2024	% Change	Sep. 2025	Sep. 2024	% Change
Operating revenue	$16,578	$14,309	15.9%	$49,140	$41,485	18.5%
Interest income	18,809	16,548	13.7%	54,648	47,502	15.0%
Interest expense	6,475	6,362	1.8%	18,907	18,477	2.3%
Net interest income	12,334	10,186	21.1%	35,741	29,025	23.1%
Provision for credit losses	124	200	-38.0%	1,108	200	454.0%
Noninterest income	4,244	4,123	2.9%	13,399	12,460	7.5%
Noninterest expense	11,498	11,003	4.5%	35,760	31,956	11.9%
Net income	4,046	2,354	71.9%	10,056	7,835	28.3%
Adjusted Earnings per diluted share	0.68	0.41	65.9%	1.67	1.20	39.2%
Earnings per diluted share	0.64	0.35	82.9%	1.56	1.17	33.3%
Adjusted Return on Avg. Assets	1.13%	0.79%	43.0%	0.96%	0.79%	21.5%
Return on average assets	1.07%	0.68%	57.4%	0.90%	0.77%	16.9%
Adjusted Return on Avg. Equity	12.79%	8.42%	51.9%	10.84%	8.62%	25.8%
Return on average equity	12.08%	7.28%	65.9%	10.15%	8.41%	20.7%

“Net income for the third quarter was $4.0 million, a 71.9 percent increase from the prior-year quarter, with the GAAP DEPS of $0.64 up 82.9 percent from the prior year,” said Mark A. Klein, Chairman, President, and CEO. This marks our 59th consecutive quarter of profitability, which also included the second full quarter of contribution from the Marblehead acquisition, which strengthened our liquidity profile and further extended our market presence in Northern Ohio.

Net interest income for the quarter grew by $2.1 million to $12.3 million compared to the previous year, driven by sustained loan growth and stabilization of funding costs. Total loans increased by $80.6 million, compared to the prior year, and by $15.8 million from the linked quarter. On an organic basis, excluding the Marblehead acquisition, loan balances increased $62.7 million from the prior year. Deposits rose $103.0 million, or 8.9 percent, to $1.26 billion, reflecting both acquired balances and solid client retention. Excluding acquired deposits, organic growth totaled $52.1 million, underscoring the strength of our client relationships and the resiliency of our franchise.”

RESULTS OF OPERATIONS

In the third quarter of 2025, total operating revenue increased to $16.6 million, a 15.9 percent rise from $14.3 million in the prior year and a 3.5 percent decrease from the linked quarter. The year-over-year increase reflected higher net interest income and continued growth in non-interest income. Net interest income reached $12.3 million, a strong 21 percent year-over-year increase, reflecting higher interest income on loans, which rose by $1.9 million to $16.6 million along with a marginal increase in interest expense of $113,000 to $6.5 million. Deposit costs increased by 2.7 percent to $5.7 million but were partially offset by decreases in interest expenses on other funding sources, resulting in a 1.8 percent increase in total interest expense compared to the prior year quarter. As a result, the net interest margin expanded by 32 basis points year-over-year to 3.48 percent, reflecting disciplined balance sheet management and moderation in funding cost pressures. Noninterest income for the quarter increased by 2.9 percent year-over-year to $4.2 million due primarily to improvements in wealth management fees, mortgage loan servicing fees, title insurance, other non-interest income fees as well as modest increases in customer service fees and gain on sale of mortgage loans. These fees were partially offset by decreases in gain on sales of non-mortgage loans and loss on sale of assets. “We remain focused on executing a balanced growth strategy, maintaining diversified sources of revenue, and exercising disciplined expense management,” said Mr. Klein.

Mortgage Loan Business

Net mortgage banking revenue for the quarter reached $1.5 million, up $136,000 from the prior-year quarter. Loan servicing fees added $914,000 to revenue, reflecting an increase of $40,000 from the prior-year quarter. The OMSR net valuation adjustment for the third quarter of 2025 was a negative $301,000 compared to a negative $465,000 in the third quarter of 2024.

Mortgage Banking

						Prior Year
($ in thousands)	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Growth
Mortgage originations	$67,609	$97,901	$39,775	$72,534	$70,715	$(3,106)
Mortgage sales	66,408	74,313	39,279	62,301	61,271	5,137
Mortgage servicing portfolio	1,470,360	1,456,374	1,432,184	1,427,318	1,406,273	64,087
Mortgage servicing rights	15,347	15,458	14,965	14,868	14,357	990

Revenue
Loan servicing fees	914	904	894	886	874	40
OMSR amortization	(455)	(469)	(294)	(358)	(370)	(85)
Net administrative fees	459	435	600	528	504	(45)
OMSR valuation adjustment	(301)	159	11	288	(465)	164
Net loan servicing fees	158	594	611	816	39	119
Gain on sale of mortgages	1,328	1,565	849	1,196	1,311	17
Mortgage banking revenue, net	$1,486	$2,159	$1,460	$2,012	$1,350	$136

Noninterest Income and Noninterest Expense

“Noninterest income for the third quarter of 2025 totaled $4.2 million, up $121,000 or 2.9 percent from the prior-year quarter, primarily due to increased mortgage loan servicing fees and other noninterest income fees, underscoring the continued strength of our fee-based businesses. Compared to the prior-year quarter, mortgage loan services fees, improved by $119,000 year over year, and other noninterest income fees added $91,000, reflecting the benefits of our diversified revenue base,” Mr. Klein noted.

Noninterest Income/Noninterest Expense

						Prior Year
($ in thousands, except ratios)	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Growth
Noninterest Income (NII)	$4,244	$5,048	$4,107	$4,557	$4,123	$121
NII / Total Revenue	25.6%	29.4%	26.7%	29.5%	28.8%	-3.2%
NII / Average Assets	1.1%	1.4%	1.1%	1.3%	1.2%	-0.1%
Total Revenue Growth	15.9%	22.3%	17.2%	2.2%	4.5%	11.4%
Noninterest Expense (NIE)	$11,498	$11,852	$12,410	$11,003	$11,003	$495
Efficiency Ratio	69.0%	68.9%	80.0%	71.1%	76.8%	-7.8%
NIE / Average Assets	3.0%	3.2%	3.4%	3.2%	3.2%	-0.2%
Net Noninterest Expense/Avg. Assets	-1.9%	-1.8%	-2.3%	-1.8%	-2.0%	0.1%
Total Expense Growth	4.5%	11.1%	20.7%	6.1%	5.0%	-0.5%

Noninterest expense for the third quarter of 2025 was $11.5 million, up 4.5 percent from the prior year, driven primarily by increased salary and benefit expenses, equipment expenses and professional fees.

“Our efficiency ratio in the third quarter of 2025 was 69.0 percent highlighting our commitment to disciplined expense management and balanced revenue growth,” stated Mr. Klein.

Balance Sheet

As of September 30, 2025, SB Financial reported total assets of $1.50 billion, higher than the linked quarter and the previous year. Year-over-year growth was primarily driven by a robust increase in the loan portfolio, which reached $1.11 billion, marking an $80.6 million or 7.8 percent increase year over year. Loan growth also included $18.0 million in loans added with the completion of the Marblehead acquisition. Cash increased by $35.7 million from the prior year, driven by investment portfolio runoff and deposit growth. Key metrics this quarter included our loan-to-deposit ratio of 88 percent and our loan to asset ratio of 74 percent, both of which were in the upper range of our target levels.

Total deposits increased to $1.26 billion, growing $103.0 million or 8.9 percent year over year, including $50.9 million in low-cost deposits from the acquisition and $52.1 million in organic deposit growth reflecting SB Financial’s successful efforts in deposit gathering and customer engagement within dynamic markets. Shareholders’ equity ended the quarter at $137.0 million, representing a $4.1 million increase from the prior year. The increase highlights management’s consistent efforts to deliver sustainable growth and enhance shareholder returns.

During the third quarter, SB Financial repurchased approximately 101,000 shares, a slight decrease from the prior quarter, reflecting management’s disciplined and opportunistic approach to capital deployment when the share price trades below the target range. This activity demonstrates the Company’s balanced approach to capital management, prioritizing shareholder returns through dividends and share repurchases while maintaining sufficient capital to fund future growth.

“As we progress through the fourth quarter of 2025, the Company’s solid balance sheet and prudent capital management provide a strong foundation to navigate the current environment and support future growth,” said Mr. Klein. “We were pleased to achieve our sixth consecutive quarter of sequential loan growth, supported by sound credit quality and consistent execution across our markets, with total loan balances rising $80.6 million from the prior year, including $62.7 million of organic loan growth. This continued trajectory reflects the depth of our client relationships, the resiliency of our business model, and the disciplined manner in which we deploy capital across our markets. Our strong asset quality metrics and top-tier reserve coverage remain central to our financial strength and position us well to navigate the current operating environment. As we look ahead, we remain focused on driving organic growth, maintaining disciplined expense management, and delivering long-term value for our shareholders.”

Loan Balances

						Annual
($ in thousands, except ratios)	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Growth
Commercial	$117,581	$118,984	$125,878	$124,764	$123,821	$(6,240)
% of Total	10.6%	10.9%	11.6%	11.9%	12.0%	-5.0%
Commercial RE	535,307	525,671	509,518	479,573	459,449	75,858
% of Total	48.2%	48.0%	46.8%	45.8%	44.6%	16.5%
Agriculture	65,150	60,924	61,443	64,680	64,887	263
% of Total	5.9%	5.6%	5.6%	6.2%	6.3%	0.4%
Residential RE	309,140	310,126	319,307	308,378	314,010	(4,870)
% of Total	27.8%	28.3%	29.3%	29.5%	30.5%	-1.6%
Consumer & Other	83,367	79,014	72,128	69,340	67,788	15,579
% of Total	7.5%	7.2%	6.6%	6.6%	6.6%	23.0%
Total Loans	$1,110,545	$1,094,719	$1,088,274	$1,046,735	$1,029,955	$80,590
Total Growth Percentage						7.8%

Deposit Balances

						Annual
($ in thousands, except ratios)	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Growth
Non-Int DDA	$246,725	$241,245	$240,446	$232,155	$222,425	$24,300
% of Total	19.5%	19.3%	18.9%	20.1%	19.2%	10.9%
Interest DDA	194,420	205,581	208,583	201,085	202,097	(7,677)
% of Total	15.4%	16.4%	16.4%	17.4%	17.4%	-3.8%
Savings	290,111	282,311	285,902	237,987	241,761	48,350
% of Total	23.0%	22.6%	22.5%	20.6%	20.8%	20.0%
Money Market	261,953	249,536	257,013	222,161	228,182	33,771
% of Total	20.7%	20.0%	20.2%	19.3%	19.7%	14.8%
Time Deposits	269,313	271,149	279,276	259,217	265,068	4,245
% of Total	21.3%	21.7%	22.0%	22.5%	22.9%	1.6%
Total Deposits	$1,262,522	$1,249,822	$1,271,220	$1,152,605	$1,159,533	$102,989
Total Growth Percentage						8.9%

Asset Quality

As of September 30, 2025, SB Financial continued to focus on strong asset quality metrics. Nonperforming assets totaled $4.9 million, representing 0.32 percent of total assets, a decrease of $665,000 compared to $5.5 million or 0.40 percent of total assets reported in the prior year, and a continued improvement from linked quarter balance of $6.2 million, representing 0.41 percent of total assets.

The allowance for credit losses remained strong at 1.44 percent of total loans, providing 345.4 percent coverage of non-performing loans, a level consistent with the linked quarter and reflective of our conservative approach to risk management. The net loan charge-offs to average loans ratio remained modest at 0 basis points, declining from 2 basis points in the linked quarter and 1 basis point recorded in the prior year. These metrics reflect our continued focus on disciplined credit practices and effective collateral management.

“Our asset quality metrics continue to reflect the strength of our portfolio and disciplined approach to risk management”, stated Mr. Klein. “We were especially pleased with the improvement in non-performing loans, which were the result of our determined efforts to resolve several longer-term problem credits. We remain focused on maintaining conservative credit practices while supporting prudent growth and delivering long-term value for our shareholders.”

Nonperforming Assets

						Annual
($ in thousands, except ratios)	Sep. 2025	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Change
Commercial & Agriculture	$2,243	$3,274	$3,418	$2,927	$2,899	$(656)
% of Total Com./Ag. loans	1.23%	1.82%	1.82%	1.55%	1.54%	-22.6%
Commercial RE	778	816	798	807	813	(35)
% of Total CRE loans	0.15%	0.16%	0.16%	0.17%	0.18%	-4.3%
Residential RE	1,400	1,577	1,608	1,539	1,536	(136)
% of Total Res. RE loans	0.45%	0.51%	0.50%	0.50%	0.49%	-8.9%
Consumer & Other	195	205	227	243	270	(75)
% of Total Con./Oth. loans	0.23%	0.26%	0.31%	0.35%	0.40%	-27.8%
Total Nonaccruing Loans	4,616	5,872	6,051	5,516	5,518	(902)
% of Total loans	0.42%	0.54%	0.56%	0.53%	0.54%	-16.3%
Foreclosed Assets and Other Assets	237	284	73	-	-	237
Total Change (%)						N/M
Total Nonperforming Assets	$4,853	$6,156	$6,124	$5,516	$5,518	$(665)
% of Total assets	0.32%	0.41%	0.41%	0.40%	0.40%	-12.05%

Webcast and Conference Call

The Company will hold the third quarter 2025 earnings conference call and webcast on October 31, 2025, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 26 offices: 24 in ten Ohio counties and two in Northeast, Indiana, and 26 ATMs. State Bank has four loan production offices located throughout the Tri-State region of Ohio and Indiana. Peak Title provides title insurance and title opinions throughout the Tri-State and Kentucky. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment and any gain on sale of assets from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	September	June	March	December	September
($ in thousands)	2025	2025	2025	2024	2024

ASSETS
Cash and due from banks	$85,025	$79,463	$105,145	$25,928	$49,348
Interest bearing time deposits	2,025	1,565	1,565	1,565	1,706
Available-for-sale securities	193,190	195,955	199,721	201,587	211,511
Loans held for sale	4,736	12,774	4,286	6,770	8,927
Loans, net of unearned income	1,110,545	1,094,719	1,088,274	1,046,735	1,029,955
Allowance for credit losses	(15,943)	(15,645)	(15,391)	(15,096)	(15,278)
Premises and equipment, net	21,764	21,857	21,875	20,456	20,715
Federal Reserve and FHLB Stock, at cost	5,466	5,466	5,340	5,223	5,223
Foreclosed assets	237	284	73	-	-
Interest receivable	5,455	5,299	5,072	4,908	4,842
Goodwill	27,158	27,158	27,158	23,239	23,239
Cash value of life insurance	32,004	31,060	30,871	30,685	30,488
Mortgage servicing rights	15,347	15,458	14,965	14,868	14,357
Other assets	9,254	10,888	12,048	12,649	8,916

Total assets	$1,496,263	$1,486,301	$1,501,002	$1,379,517	$1,393,949

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$246,725	$241,245	$240,446	$232,155	$222,425
Interest bearing demand	194,420	205,581	208,583	201,085	202,097
Savings	290,111	282,311	285,902	237,987	241,761
Money market	261,953	249,536	257,013	222,161	228,182
Time deposits	269,313	271,149	279,276	259,217	265,068

Total deposits	1,262,522	1,249,822	1,271,220	1,152,605	1,159,533

Short-term borrowings	10,976	15,640	11,058	10,585	15,240
Federal Home Loan Bank advances	35,000	35,000	35,000	35,000	35,000
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,726	19,715	19,702	19,690	19,678
Interest payable	2,739	2,258	2,634	2,351	3,374
Other liabilities	18,051	19,908	19,552	21,468	17,973

Total liabilities	1,359,324	1,352,653	1,369,476	1,252,009	1,261,108

Shareholders’ Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	15,086	15,139	14,955	15,194	15,090
Retained earnings	123,370	120,273	117,397	116,186	113,515
Accumulated other comprehensive loss	(23,412)	(25,492)	(26,872)	(30,234)	(24,870)
Treasury stock	(39,424)	(37,591)	(35,273)	(34,957)	(32,213)

Total shareholders’ equity	136,939	133,648	131,526	127,508	132,841

Total liabilities and shareholders’ equity	$1,496,263	$1,486,301	$1,501,002	$1,379,517	$1,393,949

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	At and for the Three Months Ended						Nine Months Ended
	September	June	March	December		September	September	September
($ in thousands, except per share & ratios)	2025	2025	2025	2024		2024	2025	2024
Interest income
Loans
Taxable	$16,449	$16,059	$15,244	$14,920		$14,513	$47,752	$41,943
Tax exempt	117	116	115	122		127	348	374
Securities
Taxable	1,097	1,133	1,169	1,178	#	1,192	3,399	3,692
Tax exempt	35	35	38	35		37	108	111
Other interest income	1,111	1,124	806	592		679	3,041	1,382

Total interest income	18,809	18,467	17,372	16,847		16,548	54,648	47,502

Interest expense
Deposits	5,721	5,597	5,352	5,169		5,568	16,670	15,866
Repurchase agreements & other	28	21	24	41		43	73	113
Federal Home Loan Bank advances	369	366	362	369		369	1,097	1,352
Trust preferred securities	162	161	160	177		187	483	562
Subordinated debt	195	194	195	194		195	584	584

Total interest expense	6,475	6,339	6,093	5,950		6,362	18,907	18,477

Net interest income	12,334	12,128	11,279	10,897		10,186	35,741	29,025

Provision for credit losses	124	597	387	(76)		200	1,108	200

Net interest income after provision for loan losses	12,210	11,531	10,892	10,973		9,986	34,633	28,825

Noninterest income
Wealth management fees	912	859	864	916		882	2,635	2,595
Customer service fees	887	886	879	842		870	2,652	2,625
Gain on sale of mtg. loans & OMSR	1,328	1,566	849	1,196		1,311	3,743	3,369
Mortgage loan servicing fees, net	158	594	611	816		39	1,363	1,367
Gain on sale of non-mortgage loans	8	82	15	10		20	105	135
Title insurance revenue	544	582	397	478		485	1,523	1,157
Net gain on sales of securities	-	-	-	-		-	-	-
Gain (loss) on sale of assets	-	-	-	-		200	-	200
Other	407	479	492	299		316	1,378	1,012

Total noninterest income	4,244	5,048	4,107	4,557		4,123	13,399	12,460

Noninterest expense
Salaries and employee benefits	6,198	6,595	6,237	6,185		6,057	19,030	17,418
Net occupancy expense	801	793	893	702		706	2,487	2,182
Equipment expense	1,188	1,121	1,072	1,127		1,069	3,381	3,206
Data processing fees	723	888	1,439	821		758	3,050	2,254
Professional fees	863	892	1,034	895		659	2,789	2,032
Marketing expense	174	190	165	207		241	529	614
Telephone and communication expense	123	125	139	136		128	387	389
Postage and delivery expense	157	107	137	116		145	401	331
State, local and other taxes	268	268	224	224		208	760	683
Employee expense	255	176	174	168		228	605	565
Other expenses	748	697	896	422		804	2,341	2,282

Total noninterest expense	11,498	11,852	12,410	11,003		11,003	35,760	31,956

Income before income tax expense	4,956	4,727	2,589	4,527		3,106	12,272	9,329

Income tax expense	910	875	431	892		752	2,216	1,494

Net income	$4,046	$3,852	$2,158	$3,635		$2,354	$10,056	$7,835

Common share data:
Basic earnings per common share	$0.64	$0.60	$0.33	$0.55		$0.35	$1.57	$1.17

Diluted earnings per common share	$0.64	$0.60	$0.33	$0.55		$0.35	$1.56	$1.17

Average shares outstanding (in thousands):
Basic:	6,297	6,448	6,481	6,575		6,660	6,408	6,689
Diluted:	6,311	6,459	6,502	6,599		6,675	6,427	6,704

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

	At and for the Three Months Ended					Nine Months Ended
	September	June	March	December	September	September	September
($ in thousands, except per share & ratios)	2025	2025	2025	2024	2024	2025	2024
SUMMARY OF OPERATIONS
Net interest income	$12,334	$12,128	$11,279	$10,897	$10,186	$35,741	$29,025
Tax-equivalent adjustment	40	40	41	42	44	121	129
Tax-equivalent net interest income	12,374	12,168	11,320	10,939	10,230	35,862	29,154
Provision for credit loss	124	597	387	(76)	200	1,108	200
Noninterest income	4,244	5,048	4,107	4,557	4,123	13,399	12,460
Total operating revenue	16,578	17,176	15,386	15,454	14,309	49,140	41,485
Noninterest expense	11,498	11,852	12,410	11,003	11,003	35,760	31,956
Pre-tax pre-provision income	5,080	5,324	2,976	4,451	3,306	13,380	9,529
Net income	4,046	3,852	2,158	3,635	2,354	10,056	7,835

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.64	0.60	0.33	0.55	0.35	1.57	1.17
Diluted earnings per share	0.64	0.60	0.33	0.55	0.35	1.56	1.17
Common dividends	0.150	0.150	0.145	0.145	0.140	0.445	0.415
Book value per common share	21.85	21.02	20.29	19.64	20.05	21.85	20.05
Tangible book value per common share (TBV)	17.21	16.44	15.79	16.00	16.49	17.21	16.49
Market price per common share	19.29	19.10	20.82	20.91	20.56	19.29	20.56
Market price to TBV	112.1%	116.2%	131.8%	130.7%	124.7%	112.1%	124.7%
Market price to trailing 12 month EPS	9.1	10.4	12.2	12.1	11.8	9.1	11.8

PERFORMANCE RATIOS:
Return on average assets (ROAA)	1.07%	1.03%	0.60%	1.04%	0.68%	0.90%	0.77%
Pre-tax pre-provision ROAA	1.34%	1.42%	0.83%	1.27%	0.96%	1.29%	1.01%
Return on average equity (ROE)	12.08%	11.67%	6.63%	11.07%	7.28%	10.15%	8.41%
Return on average tangible equity	15.47%	14.97%	8.32%	13.51%	8.92%	12.89%	10.39%
Efficiency ratio	69.00%	68.90%	80.00%	71.09%	76.78%	72.41%	76.91%
Earning asset yield	5.31%	5.29%	5.23%	5.18%	5.16%	5.27%	5.05%
Cost of interest bearing liabilities	2.33%	2.33%	2.32%	2.36%	2.53%	2.33%	2.52%
Net interest margin	3.48%	3.48%	3.40%	3.35%	3.16%	3.44%	3.08%
Tax equivalent effect	0.02%	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%
Net interest margin, tax equivalent	3.50%	3.49%	3.41%	3.36%	3.17%	3.46%	3.10%
Non interest income/Average assets	1.12%	1.35%	1.14%	1.30%	1.19%	1.20%	1.23%
Non interest expense/Average assets	3.04%	3.17%	3.45%	3.14%	3.18%	3.21%	3.16%
Net noninterest expense/Average assets	-1.92%	-1.82%	-2.31%	-1.84%	-1.99%	-2.01%	-1.93%

ASSET QUALITY RATIOS:
Gross charge-offs	11	49	86	195	29	146	95
Recoveries	9	3	2	13	2	14	27
Net charge-offs	2	46	84	182	27	132	68
Nonperforming loans/Total loans	0.42%	0.54%	0.56%	0.53%	0.54%	0.42%	0.54%
Nonperforming assets/Loans & OREO	0.44%	0.56%	0.56%	0.53%	0.54%	0.44%	0.54%
Nonperforming assets/Total assets	0.32%	0.41%	0.41%	0.40%	0.40%	0.32%	0.40%
Allowance for credit loss/Nonperforming loans	345.39%	266.43%	254.35%	273.68%	276.83%	345.39%	276.83%
Allowance for credit loss/Total loans	1.44%	1.43%	1.41%	1.44%	1.48%	1.44%	1.48%
Net loan charge-offs/Average loans (ann.)	0.00%	0.02%	0.03%	0.07%	0.01%	0.02%	0.01%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	87.96%	87.59%	85.61%	90.81%	88.82%	87.96%	88.82%
Equity/ Assets	9.15%	8.99%	8.76%	9.24%	9.53%	9.15%	9.53%
Tangible equity/Tangible assets	7.35%	7.17%	6.96%	7.66%	7.97%	7.35%	7.97%
Common equity tier 1 ratio (Bank)	12.33%	12.53%	12.35%	13.43%	13.19%	12.33%	13.19%

END OF PERIOD BALANCES
Total assets	1,496,263	1,486,301	1,501,002	1,379,517	1,393,949	1,496,263	1,393,949
Total loans	1,110,545	1,094,719	1,088,274	1,046,735	1,029,955	1,110,545	1,029,955
Deposits	1,262,522	1,249,822	1,271,220	1,152,605	1,159,533	1,262,522	1,159,533
Shareholders equity	136,939	133,648	131,526	127,508	132,841	136,939	132,841
Goodwill and intangibles	29,048	29,107	29,125	23,597	23,613	29,048	23,613
Tangible equity	107,891	104,541	102,401	103,911	109,228	107,891	109,228
Mortgage servicing portfolio	1,470,360	1,456,374	1,432,184	1,427,318	1,406,273	1,470,360	1,406,273
Wealth/Brokerage assets under care	563,036	536,836	519,158	547,697	557,724	563,036	557,724
Total assets under care	3,529,659	3,479,511	3,452,344	3,354,532	3,357,946	3,529,659	3,357,946
Full-time equivalent employees	253	256	262	252	248	253	248
Period end common shares outstanding	6,268	6,359	6,483	6,494	6,624	6,268	6,624
Market capitalization (all)	120,907	121,453	134,982	135,780	136,189	120,907	136,189

AVERAGE BALANCES
Total assets	1,502,389	1,498,756	1,459,896	1,395,473	1,376,849	1,487,251	1,350,580
Total earning assets	1,404,330	1,399,485	1,346,354	1,301,872	1,283,407	1,387,258	1,255,335
Total loans	1,104,175	1,076,328	1,076,328	1,040,580	1,018,262	1,091,670	1,005,577
Deposits	1,270,783	1,270,798	1,227,449	1,163,531	1,145,964	1,256,732	1,119,276
Shareholders equity	132,866	132,353	131,944	130,647	128,608	132,426	124,218
Goodwill and intangibles	29,077	29,116	26,714	23,605	23,621	28,140	23,720
Tangible equity	103,789	103,237	105,230	107,042	104,987	104,286	100,498
Average basic shares outstanding	6,297	6,448	6,481	6,575	6,660	6,408	6,689
Average diluted shares outstanding	6,311	6,459	6,502	6,599	6,675	6,427	6,704

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three Months Ended Sep. 30, 2025 and 2024

	Three Months Ended Sep. 30, 2025			Three Months Ended Sep. 30, 2024
	Average		Average	Average		Average
($ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$193,893	$1,097	2.24%	$208,081	$1,192	2.28%
Overnight Cash	100,164	1,111	4.40%	51,578	679	5.24%
Nontaxable securities	6,098	35	2.28%	6,402	37	2.30%
Loans, net	1,104,175	16,566	5.95%	1,018,262	14,640	5.72%

Total earning assets	1,404,330	18,809	5.31%	1,284,323	16,548	5.13%

Cash on hand	5,044			4,334
Allowance for loan losses	(15,750)			(15,601)
Premises and equipment	21,854			20,820
Other assets	86,911			82,973

Total assets	$1,502,389			$1,376,849

Liabilities
Savings, MMDA and interest bearing demand	$753,639	$3,442	1.81%	$659,879	$2,969	1.79%
Time deposits	267,984	2,279	3.37%	264,188	2,599	3.91%
Repurchase agreements & other	14,015	28	0.79%	16,240	43	1.05%
Advances from Federal Home Loan Bank	35,000	369	4.18%	35,054	369	4.19%
Trust preferred securities	10,310	162	6.23%	10,310	187	7.22%
Subordinated debt	19,719	195	3.92%	19,670	195	3.94%

Total interest bearing liabilities	1,100,667	6,475	2.33%	1,005,341	6,362	2.52%

Non interest bearing demand	249,160	-		221,897	-

Total funding	1,349,827		1.90%	1,227,238		2.06%

Other liabilities	19,696			21,003

Total liabilities	1,369,523			1,248,241

Equity	132,866			128,608

Total liabilities and equity	$1,502,389			$1,376,849

Net interest income		$12,334			$10,186

Net interest income as a percent of average interest-earning assets - GAAP measure			3.48%			3.16%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.50%			3.17%

	Nine Months Ended Sep. 30, 2025			Nine Months Ended Sep. 30, 2024
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$198,463	$3,399	2.29%	$210,992	$3,692	2.34%
Overnight Cash	90,829	3,041	4.48%	33,855	1,382	5.45%
Nontaxable securities	6,296	108	2.29%	6,423	111	2.31%
Loans, net	1,091,670	48,100	5.89%	1,005,577	42,317	5.62%

Total earning assets	1,387,258	54,648	5.27%	1,256,847	47,502	5.05%

Cash on hand	4,880			4,431
Allowance for loan losses	(15,492)			(15,693)
Premises and equipment	21,555			21,026
Other assets	89,050			83,969

Total assets	$1,487,251			$1,350,580

Liabilities
Savings, MMDA and interest bearing demand	$734,938	$9,624	1.75%	$634,122	$8,270	1.74%
Time deposits	273,508	7,046	3.44%	260,061	7,596	3.90%
Repurchase agreements & Other	12,549	73	0.78%	14,708	113	1.03%
Advances from Federal Home Loan Bank	35,015	1,097	4.19%	40,466	1,352	4.46%
Trust preferred securities	10,310	483	6.26%	10,310	562	7.28%
Subordinated debt	19,707	584	3.96%	19,658	584	3.97%

Total interest bearing liabilities	1,086,027	18,907	2.33%	979,325	18,477	2.52%

Non interest bearing demand	248,286		1.89%	225,093		2.05%

Total funding	1,334,313			1,204,418

Other liabilities	20,512			21,944

Total liabilities	1,354,825			1,226,362

Equity	132,426			124,218

Total liabilities and equity	$1,487,251			$1,350,580

Net interest income		$35,741			$29,025

Net interest income as a percent of average interest-earning assets - GAAP measure			3.44%			3.08%

Net interest income as a percent of average interest-earning assets - non GAAP			3.46%			3.10%

Non-GAAP reconciliation	Three Months Ended		Nine Months Ended
($ in thousands, except per share & ratios)	Sep. 30, 2025	Sep. 30, 2024	Sep. 30, 2025	Sep. 30, 2024

Total Operating Revenue	$16,578	$14,309	$49,140	$41,485
Adjustment to (deduct)/add OMSR recapture/impairment *	301	465	131	246

Adjusted Total Operating Revenue	16,879	14,774	49,271	41,731

Total Operating Expense	$11,498	$10,481	$35,760	$31,956
Adjustment for merger expenses	-	-	(726)	-

Adjusted Total Operating Expense	11,498	10,481	35,034	31,956

Income before Income Taxes	4,956	3,106	12,272	9,329
Adjustment for OMSR*/Merger Expenses	301	465	857	246

Adjusted Income before Income Taxes	5,257	3,571	13,129	9,575

Provision for Income Taxes	910	752	2,216	1,494
Adjustment for OMSR/Merger Expenses **	63	98	180	52

Adjusted Provision for Income Taxes	973	850	2,396	1,546

Net Income	4,046	2,354	10,056	7,835
Adjustment for OMSR*/Merger Expenses	238	367	677	194

Adjusted Net Income	4,284	2,721	10,733	8,029

Diluted Earnings per Share	0.64	0.35	1.56	1.17
Adjustment for OMSR*/Merger Expenses	0.04	0.06	0.11	0.03

Adjusted Diluted Earnings per Share	$0.68	$0.41	$1.67	$1.20

Return on Average Assets	1.07%	0.68%	0.90%	0.77%
Adjustment for OMSR*/Merger Expenses	0.06%	0.11%	0.06%	0.01%

Adjusted Return on Average Assets	1.13%	0.79%	0.96%	0.79%

*	valuation adjustment to the Company’s mortgage servicing rights

**	tax effect is calculated using a 21% statutory federal corporate income tax rate